Exhibit 99.1

MERGE HEALTHCARE
LOGO

News Release
FOR IMMEDIATE RELEASE

Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4000
bfrost@mergehealthcare.com

MERGE HEALTHCARE ANNOUNCES FOURTH QUARTERAND FULL YEAR 2007 FINANCIAL RESULTS

Milwaukee, WI, April 1, 2008 - Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG), today announced financial results for the fourth quarter and year ended December 31, 2007. In addition, the Company announced that it has filed its annual report on Form 10-K with the Securities and Exchange Commission and is current with its filings with the SEC. The Company also announced that it is continuing to pursue all possible strategic options in an effort to address its current liquidity situation.

“This has been a very difficult year dealing with a second expensive and very disruptive restatement within a short period of time,” said Kenneth D. Rardin, President and CEO. “However, even with that business challenge, our operational team delivered some remarkable results, including developing groundbreaking teleradiology software and services, a new version of our integrated RIS/PACS product – Fusion RIS/PACS MX, and a new Web-based RIS/PACS product that targets the single imaging center and physician office market and that leverages the strength of our eFilm brand. In addition, we released our powerful C4 clinical application integration software, expanded our onshore/offshore global delivery offering with the opening and staffing of our custom engineering operation in Pune, India, and delivered our pioneering I-Response tumor tracking software to the largest cancer imaging manufacturer in the United States. We advanced our service and support technologies, improved our service delivery to thousands of eFilm customers worldwide, and continued to generate revenue and added several new customers despite the impacts of DRA and the financial reporting and liquidity difficulties that surfaced over the past two years. I am very proud that we accomplished all this and more while facing continued regulatory challenges that went far beyond the norm.”

Fourth Quarter Results:

For the fourth quarter ended December 31, 2007, revenue totaled $15.6 million, compared to $12.9 million in the fourth quarter ended December 31, 2006 and $14.1 million in the third quarter ended September 30, 2007. Revenue for the fourth quarter of 2007 includes $1.0 million of revenue from software delivered during the quarter on a multi-million dollar contract signed in the first quarter of 2007 by Cedara Software, the Company’s OEM business unit.

Operating loss for the fourth quarter ended December 31, 2007 was $8.5 million, compared to an operating loss of $23.8 million in the fourth quarter ended December 31, 2006 and $141.9 million in the third quarter ended September 30, 2007. The operating loss for the third quarter of 2007 includes a charge of $131.6 million for impairment of its goodwill and other long-lived assets as required and calculated in accordance with US Generally Accepted Accounting Principles. The operating loss for the fourth quarter of 2006 includes a restructuring charge of $9.4 million in connection with the rightsizing initiative announced in November of 2006 and the write-off of $0.8 million in internally developed software. Adjusted operating loss for the fourth quarter of 2007 was $4.2 million compared to a loss of $6.7 million in the fourth quarter of 2006 and a loss of $5.5 million in the third quarter of 2007.

The net loss for the fourth quarter of 2007 totaled $9.6 million, or $0.28 per share, compared to a net loss of $31.4 million, or $0.93 per share, in the fourth quarter of 2006 and a net loss of $141.6 million, or $4.17 per share, in the third quarter of 2007. The loss in the fourth quarter of 2007 also includes a $1.2 million charge for the write-down to the estimated fair market value of an investment in the equity of a privately held customer of Cedara Software.

Full Year Results:

For the year ended December 31, 2007, revenue totaled $59.6 million compared to $74.3 million for the year ended December 31, 2006, a decrease of 20%. Revenue for the year ended December 31, 2006 included $16.3 million of revenue from contracts signed in previous years for which the revenue had been deferred due to delays in delivery of the required product functionality until the second quarter of 2006. Excluding this deferred revenue recognized in 2006, total revenue for 2007 increased over 2006 revenue by 3%.

Operating loss for the year ended December 31, 2007 was $171.2 million compared to an operating loss of $252.1 million for the year ended December 31, 2006. The operating losses include goodwill, restructuring and other charges of $133.1 million and $224.5 million for the years ended December 31, 2007 and 2006, respectively. Adjusted operating losses for the years ended December 31, 2007 and 2006 were $19.4 million and $3.9 million, respectively.

The net loss for 2007 totaled $171.6 million, or $5.06 per share, compared to a net loss of $258.9 million, or $7.68 per share, for 2006.

Bookings:

Bookings for the three months and twelve months ended December 31, 2007 totaled approximately $6 million and $46 million, respectively. Bookings is defined by the Company as the total value of all contracts signed during a quarter and excludes any value attributed to related maintenance other than the first year of post-contract customer support (PCS). Bookings for the three months ended December 31, 2007 included 0 contracts in excess of $1 million and 10 contracts with new customers. Bookings for the year ended December 31, 2007 included 6 contracts in excess of $1 million and 44 contracts with new customers. Bookings for the three months ended December 31, 2006 totaled approximately $12 million and included one contract in excess of $1 million. Comparative figures for the year ended December 31, 2006 are not available as the Company did not begin disclosing bookings until the quarter ended December 31, 2006.

Strategic Direction:

Senior management continues to be very focused on cash preservation and the infusion of additional capital and is considering all possible strategic options. Assuming that the Company is able to obtain additional cash through the successful completion of one of these strategic options, the Company plans to focus its future operations on its core strengths and to cultivate the significant opportunities available from the teleradiology initiative announced in November of 2007 and the onshore/offshore custom engineering operation opened in September of 2007 . As initially addressed in our press release dated February 21, 2008, the Company is working with the its local management teams in Paris, France and Nuenen, the Netherlands, to spin off those businesses to management and believes that the successful completion of these transactions should occur in the second quarter of 2008.

Financial Results, Business Operations and Strategy Conference Call:

A conference call has been scheduled for Thursday, April 3, 2008 at 9:00 a.m. (Eastern Daylight Time) to review fourth quarter and fiscal year 2007 results and to provide an update of the Company’s business operations and strategy. Following the review, a question and answer session will be conducted.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet at http://audioevent.mshow.com/343184/. To listen to the live call, investors should go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay via the Internet or phone will also be available shortly after the call. Detailed call and web cast information is listed below.

To access the live call, dial 1.800.639.2197 or 706.634.2159. Reference Conference ID Number: 40008404. The call may also be accessed via web cast, either as the live event or as an archived event, by going to: http://audioevent.mshow.com/343184/.

For additional details and replay information, please visit our website at: http://www.merge.com/CORP/investorrelations/confcalllist.asp.

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GAAP versus Non- GAAP Presentation

Merge Healthcare provides in this press release adjusted operating income (loss) as additional information regarding the Company’s operating results. This measure is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income (loss) used by other companies. The Company believes that this presentation of adjusted operating income (loss) provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release and our annual report on Form 10-K filing for the year ended December 31, 2007.

The non-GAAP adjusted operating income (loss) excludes the impact of stock option expense under SFAS 123(R), depreciation, amortization and impairment charges, non-recurring legal and accounting costs associated with our restatement and various lawsuits, goodwill and other long-lived asset impairments, reduction in force and duplication of effort costs. Results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP operating income (loss) to non-GAAP adjusted operating income (loss) is included in the supplemental attachment to this release.

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About Merge Healthcare

Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward-Looking Statements

This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding the scope of and anticipated cost savings from the Company’s rightsizing efforts, the Company’s efforts to focus on its integrated North American RIS/PACS/teleradiology and Cedara businesses, and the Company’s consideration of strategic options. Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: unexpected difficulties or costs associated with the rightsizing initiative; unanticipated issues associated with realizing the projected cost savings from the rightsizing initiative; costs and risks associated with executing alternative business plans and effecting strategic options; risks and effects of the past and current restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatements; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; market acceptance of the Company’s delivery model and continuing product demand; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006
Current assets:
Cash	$14,000	$45,945
Accounts receivable, net	11,810	16,427
Inventory	1,754	2,164
Prepaid expenses	1,970	1,660
Deferred income taxes	260	196
Other current assets	771	812

Total current assets	30,565	67,204
Property and equipment, net	4,631	3,940
Purchased and developed software, net	8,932	16,628
Customer relationships, net	3,291	9,511
Goodwill	—	122,371
Trade names	1,060	1,860
Investments	8,156	8,361
Other	5,000	5,000

Total assets	$61,635	$234,875

Current liabilities:
Accounts payable	$7,114	$8,284
Accrued wages	2,752	6,162
Income taxes payable	—	4,398
Deferred revenue	16,901	18,063
Other accrued liabilities	2,920	3,196

Total current liabilities	29,687	40,103
Deferred income taxes	257	502
Deferred revenue	1,787	3,712
Income taxes payable	5,338	—
Other	161	633

Total liabilities	37,230	44,950
Total shareholders’ equity	24,405	189,925

Total liabilities and shareholders’ equity	$61,635	$234,875

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)
Net sales
Software and other	$7,800	$5,496	$29,590	$40,275
Services and maintenance	7,808	7,360	29,982	34,047
Total net sales	15,608	12,856	59,572	74,322
Cost of sales
Software and other	1,704	2,225	6,722	10,651
Services and maintenance	3,548	3,482	14,089	14,472
Amortization and related impairment	700	1,944	8,537	5,532
Total cost of sales	5,952	7,651	29,348	30,655

Gross margin	9,656	5,205	30,224	43,667
Operating costs and expenses:
Sales and marketing	4,715	5,294	18,565	20,100
Product research and development	4,976	5,076	21,065	19,364
General and administrative	7,599	8,286	29,492	28,752
Goodwill and trade name impairment, restructuring
and other expenses	(9)	9,359	124,131	223,505
Depreciation, amortization and impairment	835	995	8,209	4,033
Total operating costs and expenses	18,116	29,010	201,462	295,754

Operating loss	(8,460)	(23,805)	(171,238)	(252,087)
Other income (expense)	(1,072)	636	(570)	2,614

Loss before income taxes	(9,532)	(23,169)	(171,808)	(249,473)
Income tax expense (benefit)	21	8,210	(240)	9,450

Net loss	$(9,553)	$(31,379)	$(171,568)	$(258,923)

Net loss per share — basic	$(0.28)	$(0.93)	$(5.06)	$(7.68)

Weighted average number of common
shares outstanding — basic	33,926	33,849	33,913	33,702

Net loss per share — diluted	$(0.28)	$(0.93)	$(5.06)	$(7.68)

Weighted average number of common
shares outstanding — diluted	33,926	33,849	33,913	33,702

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(171,568)	$(258,923)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation, amortization and impairment	16,746	9,565
Provision for doubtful accounts receivable and sales returns, net of recoveries	1,100	829
Deferred income taxes	(202)	11,160
Stock-based compensation	5,009	5,961
Goodwill and trade name impairment charge	123,171	218,810
Other-than-temporary impairment on equity investments	1,166	186
Change in assets and liabilities:
Accounts receivable	3,517	6,038
Inventory	410	276
Prepaid expenses	(310)	986
Accounts payable	(1,170)	2,370
Accrued wages	(3,410)	268
Deferred revenue	(3,087)	(13,040)
Other accrued liabilities	(750)	(780)
Other	787	1,334

Net cash used in operating activities	(28,591)	(14,960)
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(2,665)	(1,252)
Purchased technology	—	(367)
Capitalized software development	(817)	(2,257)

Net cash used in investing activities	(3,482)	(3,876)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	214	504

Net cash provided by financing activities	214	504
Effect of exchange rate changes on cash	(86)	(1)

Net decrease in cash	(31,945)	(18,333)
Cash and cash equivalents, beginning of period	45,945	64,278

Cash and cash equivalents, end of period	$14,000	$45,945

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF US GAAP RESULTS TO NON-GAAP RESULTS
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating Loss	$(8,460)	$(23,805)	$(171,238)	$(252,087)
Non-GAAP Adjustments:
Stock compensation expense	1,120	2,028	5,009	5,911
Depreciation, amortization and impairment	1,535	2,939	16,746	9,565
Goodwill and trade name impairment and restructuring	(9)	9,359	124,131	223,505
Legal and accounting fees associated with restatement	1,607	2,361	5,301	8,803
Duplication of effort costs for terminated employees	—	385	692	385
	4,253	17,072	151,879	248,169

Adjusted Operating Income (Loss)	$(4,207)	$(6,733)	$(19,359)	$(3,918)